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                                December 12, 2001

Gold Bank Funds
10975 El Monte, Suite 225
Overland Park, Kansas  66211
Attn: Malcolm M. Aslin

      Re:      Legal Opinion-Securities Act of 1933

Ladies and Gentlemen:

     We have examined the Agreement and Declaration of Trust (the "Declaration")
of Gold Bank Funds (the "Trust"),  a series  business trust  organized under the
Delaware  Business Trust Act, the By-Laws of the Trust,  all as amended to date, and the various pertinent corporate  proceedings we deem material.  We have also examined the Notification of Registration  and the Registration  Statement filed under the Investment  Company Act of 1940, as amended (the  "Investment  Company
Act") and the Securities Act of 1933, as amended (the "Securities  Act"), all as amended to date, as well as other items we deem material to this opinion.

     The Trust is authorized by the Declaration to issue an unlimited  number of shares of beneficial interest,  all without par value, and the Trust's Board has established  and  designated  two  separate  series of the Trust:  the Gold Bank
Equity Fund and the Gold Bank Money Market Fund  (collectively,  the  "Series"), and has allocated an unlimited  number of shares to the Series.  The Declaration also  empowers  the Board to  designate  any  additional  series or classes  and allocate shares to such series or classes.

     The Trust has filed with the U.S.  Securities  and Exchange  Commission,  a registration statement under the Securities Act, which registration statement is deemed to register an indefinite  number of shares of the Series pursuant to the provisions  of  Section  24(f) of the  Investment  Company  Act.  You have  also informed  us that the shares of the Series will be sold in  accordance  with the
Trust's  usual  method  of  distributing  its  registered  shares,  under  which prospectuses  are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

     Based upon the foregoing information and examination,  so long as the Trust remains a valid and  subsisting  entity under the laws of the State of Delaware, and the  registration  of an  indefinite  number of  shares of a Series  remains
effective,   the  authorized  shares  of  that  Series,   when  issued  for  the
consideration set by the Board of Trustees pursuant to the Declaration,  will be legally issued,  fully-paid,  and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the
Declaration and the laws of the State of Delaware.

     We  hereby  consent  to the  use  of  this  opinion  as an  exhibit  to the
Registration Statement of the Trust, along with any amendments thereto, covering the  registration  of the shares of the Series under the  Securities Act and the registration  statements or notice  filings,  and amendments  thereto,  filed in accordance with the securities laws of the several states in which shares of the
Series are offered,  and we further  consent to  reference  in the  registration statement of the Trust to the fact that this opinion  concerning the legality of the issue has been rendered by us.

                                      Very truly yours,

                                      STRADLEY, RONON, STEVENS  & YOUNG, LLP

                                      /s/ Eric E. Miller
                                      ------------------------------------------
                                      Eric E. Miller, a Partner

cc:      Larry D. Armel, Esq.
         Malcolm M. Aslin
         Martin A. Cramer
         Michael P. O'Hare, Esq.